UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                         SCHEDULE 14C INFORMATION


            INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
       OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Check the appropriate box:

[ ]   Preliminary Information Statement

[ ]   CONFIDENTIAL, FOR USE OF THE
      COMMISSION ONLY (AS PERMITTED BY
      RULE 14c-5(d)(2))

[X]  Definitive Information Statement (Supplemental Materials)

                           XCEL MANAGEMENT, INC.
              -----------------------------------------------
             (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party: Xcel Management, Inc.

(4)  Date Filed:  May 26, 2000



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                             XCEL MANAGEMENT, INC.
                             1101 Broadway Plaza
                           Tacoma, Washington 98402
                               (253) 284-2000


                      NOTICE OF CHANGE OF DATE OF THE
                       SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD THURSDAY, JUNE 15, 2000


To the Shareholders of Xcel Management, Inc.:

       After printing the Information Statement for the Special Meeting of Shareholders of Xcel Management, Inc. (the "Company"), the Company realized that it needed to give additional notice to is shareholders regarding the date of the Special Meeting of Shareholders (the "Special Meeting"). In order to ensure that shareholders receive sufficient notice of the meeting, THE DATE OF THE SPECIAL MEETING HAS BEEN CHANGED FROM WEDNESDAY, APRIL 24, 2000 TO THURSDAY, JUNE 15, 2000.

      The Special Meeting will be held on Thursday, June 15, 2000, at the Company's offices, 1101 Broadway Plaza, Tacoma, Washington, at 10:00 a.m., Pacific Time, for the purposes set forth in the Information Statement previously sent to the Company's shareholders.

       The Record Date for the Special Meeting is April 24, 2000, as was listed in the Information Statement. This supplemental notice should be read together with the Information Statement previously sent to you dated April 24, 2000.

       You are cordially invited to attend the Special Meeting.



                                          Sincerely,

                                          /s/ Carroll M. Benton
                                          ----------------------
                                          Carroll M. Benton
                                          Secretary

Tacoma, Washington

May 25, 2000

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